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As filed with the Securities and Exchange Commission on March 14, 2002.

Registration No. 333-32420

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROTECTIVE LIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2801 Highway 280 South
Birmingham, Alabama 35223

1997 Long-Term Incentive Plan
1996 Stock Incentive Plan
(Full title of the Plan)

Deborah J. Long, Esq.
Vice President, General Counsel and Secretary
2801 Highway 280 South
Birmingham, Alabama 35223
(205) 868-3885
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $.50 per share	4,000,000	$21.75(2)	$87,000,000	$22,968

(1)
Consists of shares of Common Stock and an equal number of tandem Rights to be issued under the terms of the 1997 Long-Term Incentive Plan. Such additional shares as may be issued by operation of the recapitalization provisions of the Plan are hereby also registered.

(2)
Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based upon an assumed price of $21.75 per share, the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange tape on March 10, 2000.

        This post-effective amendment amends the cover sheet as originally filed solely to provide that the securities previously registered under the Registration Statement may be offered by Protective Life Corporation (the "Company") under the Company's 1996 Stock Incentive Plan as well as the Company's 1997 Long-Term Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibits	Description of Exhibit
99.1	The Company's 1996 Stock Incentive Plan filed as Exhibit 10(c) to the Company's Quarterly Report on Form 10-Q filed May 14, 1997.

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SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama on the 13th day of March, 2002.

PROTECTIVE LIFE CORPORATION
By:	/s/ JOHN D. JOHNS John D. Johns President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities on the date indicated.

Name	Title	Date

/s/ JOHN D. JOHNS John D. Johns	President and Chief Executive Officer; Director	March 13, 2002
/s/ ALLEN W. RITCHIE Allen W. Ritchie	Executive Vice President and Chief Financial Officer	March 13, 2002
* Jerry W. DeFoor	Vice President and Controller
* Drayton Nabers, Jr.	Chairman of the Board
* William J. Cabaniss, Jr.	Director
* John J. McMahon, Jr.	Director
* A. W. Dahlberg	Director

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* James S. M. French	Director
* Robert A. Yellowlees	Director
* Donald M. James	Director
* J. Gary Cooper	Director
* H. Corbin Day	Director
W. Michael Warren, Jr.	Director
Susan Molinari	Director
*By:	/s/ NANCY KANE
	Nancy Kane Attorney-in-Fact	March 13, 2002

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 8. Exhibits
SIGNATURES